UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2019

ContraVir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

Edison, NJ, 08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	CTRV	Nasdaq Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2019, ContraVir Pharmaceuticals, Inc. (the “Company”) filed a certificate of amendment (the “Certificate of Amendment”) to its certificate of incorporation (the “Certificate”) to change its name from “ContraVir Pharmaceuticals, Inc.” to “Hepion Pharmaceuticals, Inc.” The name change became effective as of July 18, 2019.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Certificate. On July 23, 2019, the Company’s common stock, which trades on the NASDAQ Capital Market, will cease trading under the ticker symbol “CTRV” and commence trading under the ticker symbol “HEPA”. Along with the ticker symbol change, the Company’s common stock has been assigned a new CUSIP number of 426897 104.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on July 18, 2019, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

A copy of the press release announcing the name change and the symbol change is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment to the Certificate of Incorporation of ContraVir Pharmaceuticals, Inc. dated July 18, 2019.

99.1	Press Release of ContraVir Pharmaceuticals, Inc. dated July 22, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2019

CONTRAVIR PHARMACEUTICALS, INC.

	By:	/s/ Robert Foster
Robert Foster
Chief Executive Officer